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                                                                     EXHIBIT 3.1

                          CERTIFICATE OF INCORPORATION
                                       OF
                         JOHN DEERE CAPITAL CORPORATION

                            As Adopted July 18, 1958
                    (As Amended effective September 7, 1994)



                  FIRST.  The name of the corporation is

                         JOHN DEERE CAPITAL CORPORATION

                  SECOND. Its principal office in the State of Delaware is located at 1209 Orange Street, in the City of Wilmington, County of New Castle. The name and address of its resident agent is The Corporation Trust Company, 1209 Orange Street, in the City of Wilmington, Delaware.

                  THIRD. The nature of the business, or objects or purposes to be transacted, promoted or carried on are:

                           (a) To carry on the business of a finance company,
                  and to perform any acts and engage in any activities or functions generally performed or engaged in by finance companies, and nothing in subsequent paragraphs of this Certificate of Incorporation shall limit the generality of this statement.

                           (b) To purchase or otherwise acquire, sell,
                  hypothecate or otherwise dispose of, and generally to trade and deal in:

                           (i) Obligations and contracts of all kinds, however arising, whether of persons, partnerships, associations, corporations or other entities, whether secured or unsecured, whether or not evidenced by a written instrument, whether payable in installments or otherwise, and whether fixed or determined in amount or otherwise;

                           (ii) Bills of lading, warehouse receipts and other documents representing goods or any interest in goods;

                           (iii) Mortgages, liens, trust receipts and any other interests in property, real or personal, tangible or intangible.

                           (c) To make loans to any person, partnership,
                  association, corporation or other enterprise, either with or without security.


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                           (d) To acquire, and pay for in cash, property, stock,
                  bonds or other securities of the corporation or otherwise, the good will, rights, assets and property, and to undertake or assume the whole or any part of the obligations or liabilities, of any person, partnership, association, corporation or other enterprise.

                           (e) To acquire, hold, guarantee, sell, mortgage,
                  pledge or otherwise dispose of or deal in any of the shares or other interests in, or obligations of, any person, partnership, association, corporation or other enterprise, public or private, regardless of the nature of the business in which such person, partnership, association, corporation or other enterprise is or may be engaged.

                           (f) To borrow or raise moneys for any of the objects
                  or purposes of the corporation and, from time to time without limit as to amount, to issue, sell, pledge or otherwise dispose of appropriate instruments to evidence such indebtedness, and to secure the payment thereof by mortgage or other lien upon the whole or any part of the property of the corporation, whether at the time owned or thereafter acquired.

                           (g) To issue stock, bonds, debentures, or other
                  securities convertible into stock of any class or other securities of any kind of the corporation or bearing warrants or other evidence of optional rights to purchase or subscribe to stock of any class or other securities of any kind of the corporation.

                           (h) To purchase, hold, sell and transfer the shares
                  of its own capital stock; provided it shall not use its funds or property for the purchase of its own shares of capital stock when such use would cause any impairment of its capital except as otherwise permitted by law, and provided further that shares of its own capital stock belonging to it shall not be voted upon directly or indirectly.

                           (i) To make any guaranty respecting stocks,
                  dividends, securities, indebtedness, interest, contracts, or other obligations of any person, partnership, association, corporation or other enterprise.

                           (j) To hold, purchase, mortgage, sell and convey real
                  and personal property, both tangible and intangible, either within or without the State of Delaware.

                           (k) To carry on any business whatsoever which the
                  corporation may deem proper or convenient in connection with any of the foregoing purposes or otherwise, or which may be calculated, directly or indirectly, to promote the interests of the corporation or to enhance the value of its property; to conduct its business in the State of Delaware, in other states, in the District of Columbia, in the territories and colonies of the United States, and in foreign countries; and to have and to exercise all the


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                  powers conferred by the laws of Delaware upon corporations formed under the act pursuant to and under which the corporation is formed.

                  The objects and purposes specified in the foregoing clauses shall, except where otherwise expressed, be in nowise limited or restricted by reference to, or inference from, the terms of any other clause in this Certificate of Incorporation, but the objects and purposes specified in each of the foregoing clauses of this article shall be regarded as independent objects and purposes.

                  FOURTH. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 12,500 shares, consisting of 2,500 shares of Common Stock without par value ("Common Stock") and 10,000 shares of Preferred Stock, par value $1.00 per share ("Preferred Stock").

                  FIFTH. The Board of Directors (or a Committee delegated by the Board) shall have authority be resolution to issue the shares of Preferred Stock from time to time on such terms as it may determine and to divide the Preferred Stock into one or more series and, in connection with the creation of any such series, to determine and fix by the resolution or resolutions providing for the issuance of shares thereof:

                           (a) the distinctive designation of such series, the
                  number of shares which shall constitute such series, which number may be increased or decreased (but not below the number of shares then outstanding) from time to time by action of the Board of Directors, and the stated value thereof, if different from the par value thereof;

                           (b) the dividend rate, the times of payment of
                  dividends on the shares of such series, whether dividends shall be cumulative, and, if so, from what date or dates, and the preference or relation which such dividends will bear to the dividends payable on any shares of stock of any other class or any other series of this class;

                           (c) the price or prices at which, and the terms and
                  conditions on which, the shares of such series may be redeemed;

                           (d) whether or not the shares of such series shall be
                  entitled to the benefit of a retirement or sinking fund to be applied to the purchase or redemption of such shares and, if so entitled, the amount of such fund and the terms and provisions relative to the operation thereof;

                           (e) whether or not the shares of such series shall be
                  convertible into, or exchangeable for, any other shares of stock of the corporation or any other securities and, if so convertible or exchangeable, the conversion price or prices, or the rates of exchange, and any adjustments thereof, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;


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                           (f) the rights of the shares of such series in the
                  event of voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the corporation;

                           (g) whether or not the shares of such series shall
                  have priority over or parity with or be junior to the shares of any other class or series in any respect, or shall be entitled to the benefit of limitations restricting (i) the creation of indebtedness of the corporation, (ii) the issuance of shares of any other class or series having priority over or being on a parity with the shares of such series in any respect, or (iii) the payment of dividends on, the making of other distributions in respect of, or the purchase or redemption of shares of any other class or series on a parity with or ranking junior to the shares of such series as to dividends or assets, and the terms of any such restrictions, or any other restriction with respect to shares of any other class or series on a parity with or ranking junior to the shares of such series in any respect;

                           (h) whether such series shall have voting rights, in
                  addition to any voting rights provided by law and, if so, the terms of such voting rights, which may be general or limited; and

                           (i) any other powers, designations, preferences and
                  relative, participating, optional, or other special rights of such series, and the qualifications, limitations or restrictions thereof, to the full extent now or hereafter permitted by law.

                  The powers, designations, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. All shares of any one series of Preferred Stock shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative.

                  SIXTH. The minimum amount of capital with which the corporation will commence business is one thousand dollars ($1,000).

                  SEVENTH. The names and places of residence of the incorporators are as follows:


                    Name                                           Residence
                    ----                                           ---------
                  H. K. Webb                                  Wilmington, Delaware
                  H. C. Broadt                                Wilmington, Delaware
                  L. H. Herman                                Wilmington, Delaware

                  EIGHTH. The corporation is to have perpetual existence.


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                  NINTH. The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever.

                  TENTH. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

                           To make, alter or repeal the bylaws of the
                  corporation;

                           To authorize and cause to be executed mortgages and
                  other liens upon the real and personal property of the corporation;

                           To set apart out of any of the funds of the
                  corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created;

                           By resolution passed by a majority of the whole
                  board, to designate one or more committees, each committee to consist of two or more of the directors of the corporation, which, to the extent provided in the resolution or in the bylaws of the corporation, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the bylaws of the corporation or as may be determined from time to time by resolution adopted by the board of directors;

                           When and as authorized by the affirmative vote of the
                  holders of a majority of the stock issued and outstanding having voting power given at a stockholders' meeting duly called for that purpose, or when authorized by the written consent of the holders of a majority of the voting stock issued and outstanding, to sell, lease, or exchange all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may be in whole or in part shares of stock in or other securities of any other corporation or corporations, or both, as the board of directors shall deem expedient and for the best interests of the corporation.

                  ELEVENTH. No contract or other transaction between this corporation and any other entity or person (including directors, officers and stockholders of this corporation) and no act of this corporation shall be invalidated or rendered voidable solely by reason of the fact that any of the directors, officers or stockholders of this corporation are pecuniarily or otherwise interested in such contract, transaction or act of the corporation, individually or as directors, trustees, partners, officers, or holders of equivalent positions in such entity or person, or by reason of a pecuniary or other interest in such entity or person; and any director of this corporation who is so interested may be counted in determining the existence of a quorum at any meeting of the board of directors of this corporation which shall authorize any such contract, transaction or act and may vote at any such meeting to authorize any such contract, transaction or act.


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                  TWELFTH. The board of directors, by the affirmative vote of a majority of the whole board, and irrespective of any personal interest of its members, shall have authority to provide reasonable compensation of all directors for services, ordinary or extraordinary, to the corporation as directors, officers or otherwise.

                  THIRTEENTH. Any person made a party to any action, suit or proceeding, whether civil, criminal, administrative or other, by reason of the fact that he, or his testator or intestate, is or was a director, officer or employee of the corporation or of any other enterprise which he, or his testator or intestate, served as such at the request of the corporation, shall be indemnified by the corporation against the reasonable expenses actually and necessarily incurred by him in connection with the defense of such action, suit or proceeding, and against amounts paid by him (other than to the corporation or such other enterprise) in reasonable settlement of any such action, suit or proceeding, where it is in the interest of the corporation that such settlement be made, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such director, officer or employee is liable for negligence or misconduct in the performance of duty, or in the event of settlement, where it shall appear that such person is guilty of negligence or misconduct in the performance of duty. The foregoing right of indemnification shall not be deemed exclusive of any other right to which those indemnified may be entitled, under any bylaw, agreement, vote of stockholders, or otherwise.

                  FOURTEENTH. Meetings of stockholders and directors may be held outside the State of Delaware, if the bylaws so provide. The books and records of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware. Elections of directors need not be by ballot unless the bylaws of the corporation shall so provide.

                  FIFTEENTH. The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.




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